                            COGNITRONICS CORPORATION
                               3 Corporate Drive
                         Danbury, Connecticut 06810-4130




                    Notice of Annual Meeting of Stockholders
                                  May 13, 1999




To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cognitronics Corporation (the "Company") will be held at the offices of the Company, at 3 Corporate Drive, Danbury, Connecticut on May 13, 1999, at 10:00 a.m., for the following purposes:

  1.  To elect seven directors to the Board of Directors.

  2. To approve a proposal to amend the Company's 1990 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 145,000.

  3. To approve a proposal to adopt the Company's Directors' Stock Option Plan for non-employee directors and officers and confirm and approve the awards thereunder.

  4. To approve the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1999.

  5. To conduct such other business as may properly come before the meeting, including any adjournment thereof.

Only holders of Common Stock of the Company of record at the close of business on March 30, 1999 will be entitled to vote at the meeting or any adjournment thereof.

A proxy statement and proxy are enclosed.

                                                                Harold F. Mayer
                                                                      Secretary
April 15, 1999


                             YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly return your proxy in the enclosed envelope.

                            COGNITRONICS CORPORATION

                                 April 15, 1999


                         Annual Meeting of Stockholders
                                  May 13, 1999


                                PROXY STATEMENT

  This proxy statement is furnished to the stockholders of Cognitronics Corporation (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held at the principal office of the Company at 3 Corporate Drive, Danbury, Connecticut 06810-4130 on May 13, 1999, at 10:00 a.m. and any adjournment thereof (the "Annual Meeting").

  The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, and stockholders giving proxies may revoke them at any time before they are exercised by a written revocation or by a duly exercised proxy bearing a later date delivered to the Secretary of the Company. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting as set forth in the proxies or, if no choice is indicated, in favor of each of the proposals outlined below. Should any matter other than those indicated herein properly come before the Annual Meeting for a vote (including any adjournment), the persons designated as proxies will vote thereon in accordance with their best judgment. If any proposal has not received sufficient votes for approval at the Annual Meeting, management will consider one or more adjournments to permit additional voting on the proposal.

  The owners of Common Stock have all voting rights with respect to matters to come before the Annual Meeting. Each share of Common Stock is entitled to one vote. At the close of business on March 30, 1999, there were outstanding and entitled to vote 3,670,403 shares of Common Stock. Only holders of Common Stock of record at the close of business on March 30, 1999 will be entitled to vote at the Annual Meeting.

Security Ownership

  The following table sets forth information as to ownership of the Common Stock of the Company as of March 1, 1999 with respect to (i) current directors and nominees for directors of the Company; (ii) the executive officers listed on the Summary Compensation Table; (iii) current directors and officers as a group; and
(iv) beneficial owners of more than 5%.

                                             Shares           Percent of
       Name of                             Beneficially           Shares
   Beneficial Owner                           Owned           Outstanding
   ----------------                        ------------       -----------
Edward S. Davis......................        5,626(c)               (a)

Brian J. Kelley......................      285,296(b)               7.8%

Jack Meehan..........................            0(c)                 0%

William A. Merritt...................        5,000(c)                (a)

Timothy P. Murphy....................         5,701(c)               (a)

David H. Shepard.....................           749(d)               (a)

Roy A. Strutt........................    125,617(b)(e)               3.4%

Kenneth G. Brix......................        56,724(b)               1.5%

Michael N. Keefe.....................     68,575(b)(f)               1.9%

Garrett Sullivan.....................     73,360(b)(g)               2.0%

All directors and officers as a group,
including those listed above,
consisting of 12 persons............. 713,423(b)(c)(h)              19.4%



(a) The percentage of shares beneficially owned does not exceed one percent.
(b) Of the shares of Common Stock shown above as beneficially owned, the number of shares with respect to which the following persons had a right to acquire beneficial ownership within 60 days were: Brian J. Kelly - 94,092, Roy A. Strutt - 47,000, Kenneth G. Brix - 37,250, Michael N. Keefe
      - 37,373, Garrett Sullivan - 36,873 and all current directors and officers as a group - 283,071 . Other than shares as to which he had a right to acquire beneficial ownership, or as noted below, each person held sole voting and sole investment power with respect to the shares shown above.
(c) Does not include deferred compensation in the form of deferred shares of Common Stock held on the books and records of the Company in the following amounts: Edward S. Davis - 9,151 shares, Jack Meehan - 9,310 shares, William A. Merritt - 5,549 shares, Timothy P. Murphy - 9,310 shares and all current officers and directors as a group - 33,320 shares.
(d) With respect to 100 of the shares, voting and investment power is shared with Mr. Shepard's spouse.
(e)   Includes 4,000 shares held in the name of Mr. Strutt's spouse.
(f) With respect to 2,015 of the shares, voting and investment power is shared with Mr. Keefe's spouse.
(g) With respect to 2,505 of the shares, voting and investment power is shared with Mr. Sullivan's spouse.
(h) With respect to 35,726 of the shares, voting and investment power is shared with the spouses of the beneficial owners.

1.    ELECTION OF DIRECTORS

  At the Annual Meeting, seven directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualified. Proxies in the accompanying form will be voted for the election of the nominees listed below unless instructions are given on the proxy to withhold authority to vote for one or more of the nominees. In the event that one or more of such persons becomes unavailable for election as a director, which is not anticipated, the shares represented by the accompanying proxy will be voted for one or more substitutes approved by management, or the size of the Board of Directors will be reduced.

Information Concerning Nominees

  The following table sets forth with respect to each nominee: (1) his name and age, all positions and offices with the Company currently held by him, and his principal occupation over the last five years (including other directorships and business experience) and (2) the period during which he has served as a director of the Company.


           Name, Age, Positions, Principal Occupation,            Director
              Directorships and Business Experience                 Since
           -------------------------------------------            --------

Edward S. Davis, 67, is a partner with the New York law firm of
Hughes Hubbard & Reed LLP.  He is a director of Hillenbrand
Industries, Inc.                                                         1981


Brian J. Kelley, 47, has been President and Chief Executive
Officer of the Company since 1994.  Prior to that he was
Executive Vice President of TIE/Communications, Inc. from
1991 to 1994, President of CTG, Inc., a subsidiary of TIE/Canada,
Inc. from 1990 to 1991 and President of TIE/ National Accounts,
Inc. from 1986 to 1990.                                                  1994


Jack Meehan, 49, has been President and Chief Executive Officer of
Aztec International, Inc., a subsidiary of Aztec Technology
Partners, Inc., since 1983.                                              1991


William A. Merritt, 62, has been President of Integrated
Communications Systems, Corp. since 1992, Vice President and
General Counsel of Seaboard Properties, Inc. since 1992 and acting
Chief Financial Officer of McAllister Towing and Transportation
Company, Inc. since 1997.  He was President of Wiltel Communications
Systems, Inc. from 1990 to 1992, prior to which he was Executive
Vice President of TIE/Communications, Inc. for more than five years.
He is a director of The Treasurers Fund, Inc.                            1994


Timothy P. Murphy, 71, was Vice President, Investor Relations and
Financial Administration of GTE Corporation from 1987 to 1992, Vice President, Financial Administration from 1984 to 1986 and Vice
President and Controller from 1976 to 1984.                              1985

David H. Shepard, 75, was Chairman of the Board of the Company from
1987 to 1992 and also from 1978 to 1984.  He was Senior Vice President and Chief Scientific Officer of the Company in 1990 and 1991.  He was
Chief Executive Officer from 1984 to 1989. He was President from 1984 through 1986 and also from 1962 to 1978. He has been Chairman of
Cognitronics Imaging Systems, Inc. since 1994 and was President from
1992 to 1994.                                                            1962


Roy A. Strutt, 42, has been Vice President, European Operations of the Company since 1994.  Since 1992, he has been Managing Director of
Dacon Electronics Plc, which was acquired by the Company in 1992.  He was Director of Sales and Operations at Dacon Electronics Plc from
1990 to 1992, prior to which he was Managing Director of Automatic
Answering Ltd. for four years.                                           1995


The foregoing nominees are all members of the Board of Directors and each was elected at the 1998 Annual Meeting of Stockholders.



Voting Procedure

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. To be elected, a nominee must receive the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Annual Meeting. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain or has withheld authority will be counted in determining the presence of a quorum but will not be counted as for the election of the director or directors. Shares represented at the meeting by proxy for which the proxy card has been left blank will be counted as for the election of each director.

Executive Compensation

     The following tables and notes set forth the compensation paid or accrued by the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to its five most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services rendered to the Company in 1998.

                                SUMMARY COMPENSATION TABLE
                                                        Long-term
                                        Annual         Compensation
                                     Compensation         Awards
             (a               (b)    (c)      (d)      (e)      (f)      (g)
                                                        Res-             All
                                                      tricted Options/  Other
                                    Salary    Bonus    Stock    SARs    Comp.
Name and Principal Position   Year     $        $      $(1)     #        $(2)
Brian J. Kelley               1998  241,923  213,389  85,000  30,000     4,228
President and Chief           1997  230,000  323,664  18,750  25,000     4,103
Executive Officer             1996  205,769   62,330          22,283     3,963

Kenneth G. Brix               1998  183,004   43,863  35,000  10,853     3,645
Vice President, Sales         1997  205,507   63,000   7,500  12,500     2,568
                              1996  120,112   14,750           9,032     2,347

Roy A. Strutt                 1998  143,593   53,951  35,000  10,000    13,206
Vice President, European      1997  128,000   30,126   7,500  12,500    12,744
Operations and Managing       1996  126,980   81,473          10,000    12,545
Director, Dacon Electronics Plc

Michael N. Keefe              1998  115,962   75,872  35,000  10,706     3,494
Vice President, Engineering   1997  110,000  130,966   7,500  12,500     2,721
                              1996   93,669   22,000           8,714     2,288

Garrett Sullivan              1998  115,962   75,872  35,000  10,706     3,146
Treasurer and Chief           1997  110,000  130,966   7,500  12,500     3,001
Financial Officer             1996   94,433   18,500           8,810     2,428


(1) The Compensation Committee awarded restricted shares of Common Stock under the terms of the Restricted Stock Plan on April 3, 1997, as follows: Mr. Kelley - 4,000 shares and Messrs. Strutt, Brix, Keefe and Sullivan - 1,600 shares each and on September 2, 1998, as follows: Mr. Kelley - 8,500 shares
     and Messrs. Brix, Keefe, Strutt and Sullivan - 3,500 shares each.   The
     value of the shares on the award date is reflected in the table above. The shares vest 20% annually beginning on the second anniversary of the award, subject to accelerated vesting if established performance-based targets are achieved in the years ending December 31, 1997, 1998 and 1999 provided the officer remains employed by the Company until the vesting date (except that if the officer is terminated prior to the vesting date by reason of a change in control, all restricted shares become vested immediately). Dividends will be paid on the restricted shares. No shares vested in 1996. Shares vested in 1997, including shares which vested upon the achievement of certain established targets for the year ended December 31, 1997, as follows: Mr. Kelley - 28,000 shares, Messrs. Brix, Keefe and Sullivan - 11,800 shares each and Mr. Strutt - 10,200 shares. Shares vested in 1998 as follows: Mr. Kelley - 4,000 shares and Messrs. Brix, Keefe, Strutt and Sullivan - 1,700 shares each. The number of shares and value of the aggregate restricted stock holdings at December 31, 1998 are: Mr. Kelley - 8,500 shares, $77,563; Messrs. Brix, Keefe and Sullivan - each 3,500 shares, $31,938 and Mr. Strutt - 5,100 shares, $46,538.

(2) These amounts represent (a) the Company's matching contributions up to 1.5% of eligible compensation to the Company's 401(k) Retirement Plan, (b) pension contributions and (c) term life insurance premiums paid by the Company for the benefit of the officers' beneficiaries, in the following amounts: Mr. Kelley - $2,500 in matching contributions and $1,728 in insurance premiums, Mr. Brix - $2,500 in matching contributions and $1,145 in insurance premiums, Mr. Keefe - $2,500 in matching contributions and $994 in insurance premiums, Mr. Sullivan - $2,152 in matching contributions and $994 in insurance premiums and Mr. Strutt - $13,206 in pension contributions. There are no cash values associated with the term life insurance.


                             Option Grants in 1998

                                                   Potential Realized Value at
                                                     Assumed Annual Rates of
                                                    Stock Price Appreciation
                        Individual Grants                for Option Term



       (a)             (b)       (c)        (d)      (e)        (f)       (g)     (h)      (i)
                              % of Total            Market
                               Options             Price on
                     Options  Granted to  Exercise  Date of
                     Granted   Employees   Price     Grant   Expiration
Name                   (#)      in 1998    ($/Sh)    ($/Sh)     Date     0%($)   5%($)   10%($)
----------------     -------- ----------  --------  -------  ----------  -----   -----   ------
Brian J. Kelley      30,000(1)    22.0      10.00              9/2/03      0     82,884  183,153

Kenneth G. Brix      10,000(1)     7.3      10.00              9/2/03      0     27,628   61,051
                        853(2)     0.6       8.50    10.00    9/30/99    1,280    1,706    2,133

Michael N. Keefe     10,000(1)     7.3      10.00              9/2/03       0    27,628   61,051
                        706(2)     0.5       8.50    10.00    9/30/99    1,059    1,412    1,765

Garrett Sullivan     10,000(1)     7.3      10.00              9/2/03       0    27,628   61,051
                        706(2)     0.5       8.50    10.00    9/30/99    1,059    1,412    1,765

Roy A. Strutt        10,000(1)     7.3      10.00              9/2/03       0    27,628   61,051

(1) These options were granted under the Company's 1990 Stock Option Plan at an exercise price equal to the closing market price on the date of grant.
     Normally, options are granted in connection with the review of annual compensation; however, the Compensation Committee may grant options at other dates at its discretion.

(2)  These options were granted under the Company's 1967 Employee Stock Purchase
     Plan and expire approximately one year after the date of grant.

       Aggregate Option Exercises in 1998 and 1998 Year-end Options Values

         (a)                (b)          (c)           (d)            (e)
                                                                    Value of
                                                     Number of     Unexercised
                                                    Unexercised    In-the-Money
                          Shares                     Options at     Options at
                         Acquired       Value       Year-end (#)   Year-end ($)
                            on       Realized on    Exercisable/   Exercisable/
 Name                  Exercise (#)  Exercise ($)   Unexercisable  Unexercisable
  Brian J. Kelley                                      84,090        514,093
                                                       45,000         73,647

  Kenneth G. Brix                                      34,187        195,515
                                                       16,666         32,237

  Michael N. Keefe                                     34,040        192,423
                                                       16,666         32,237

  Garrett Sullivan                                     33,540        189,236
                                                       16,666         32,237

  Roy A. Strutt                                        47,001        277,651
                                                       17,499         36,819


Pension Plans

     In 1977, the Company adopted a non-contributory, defined benefit pension plan covering substantially all employees in the United States. The Company's policy is to fund accrued pension costs, which include normal costs and amortization of the unfunded actuarial liability over twenty years.

     In 1994, the Company amended the pension plan to eliminate future benefit accruals after June 30, 1994. Accordingly, new employees are not eligible to participate in the plan and the accrued pension benefit of earlier participants will remain at the level earned based on service through June 30, 1994. At January 1, 1998, the accrued annual pension benefits payable upon the retirement of the officers identified in the Summary Compensation Table were: Brian J. Kelley - $0; Kenneth G. Brix - $0; Michael N. Keefe - $6,319; Garrett Sullivan - $4,623; and Roy A. Strutt - $0.

Compensation of Directors

     Directors who were not employees of the Company in 1998 were entitled to payment of (a) an annual fee of $3,000 and (b) $1,000 (maximum $5,000 per year) for each Board meeting attended, of which there were four during 1998, and for each meeting of a committee of the Board not held in conjunction with a Board meeting, of which there were none in 1998. Directors may voluntarily defer the receipt of such fees to a future year. Directors may elect to be paid in cash or in shares of Common Stock of the Company. If a director elected to be paid in shares, he was entitled to 125% of the equivalent value in shares. Directors are also entitled to reimbursement of reasonable travel expenses.

     In September 1998, the Board unanimously approved the Directors' Stock Option Plan covering directors and officers who are not employees of the Company. Further information and a summary of the provisions of the Directors' Stock Option Plan are set forth under the caption Adoption of the Company's

Directors' Stock Option Plan and Confirmation and Approval of the Awards Thereunder in this Proxy Statement and are incorporated herein by reference.

Compensation Committee Interlock and Insider Participation

     The Compensation Committee is composed of Messrs. Meehan, Merritt and Murphy, all of whom are "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Report of the Compensation Committee

     The Compensation Committee (the "Committee") of the Board of Directors of the Company under the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement. The information provided in the report is in response to requirements adopted by the Securities and Exchange Commission for reporting compensation matters to the Company's stockholders.

     The Committee annually reviews the performance contributions of the officers of the Company (including the Chief Executive Officer) and makes adjustments to all forms of compensation to those officers. In this capacity the Committee has oversight capacity, reviews the structure and cost effectiveness and sets performance objectives for the Company's various compensation programs. The Committee also administers all compensation plans of the Company payable to employees in securities of the Company. The Committee endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and has increasingly used these elements in the Company's compensation packages for its executive officers.

Compensation Philosophy

     The Company's compensation programs are designed to serve the Company's goals of long-term growth and to help achieve the Company's business objectives. The Company seeks to integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

     To that end the Company follows certain principles in its compensation of executives:

          The Company pays competitively.

          The Company is committed to providing a compensation program that helps attract, motivate and retain the best people in the industry.

          The Company pays for relative sustained performance.

          Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress and the degree to which teamwork and Company values are fostered.

          The  Company seeks fairness in the administration  of compensation.

          The Company applies its compensation philosophy Company-wide. The Company tries to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives inside the Company and its subsidiaries and at comparable companies.

     To serve these objectives and maintain these principles the executive compensation program of the Company is comprised of several elements, including base salary, a cash or stock bonus, stock option, restricted stock and stock purchase plans as well as certain welfare and retirement benefits.

                                                 By:  COMPENSATION COMMITTEE

                                                      Jack Meehan
                                                      William A. Merritt
                                                      Timothy P. Murphy



Performance Graph

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 Index, the Media General Communications Industry Group Index (the "MG Industry Group") and the Media General Telecommunications Processing Systems and Products Industry Group (the "MG Peer Group") for the five years ended December 31, 1998.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUPS AND BROAD MARKET

                Cognitronics     MG Peer     MG Industry       S&P
                Corporation       Group         Group          500
                -----------      -------     -----------      ----
1993               $100            $100          $100         $100
1994                 49              76            91          101
1995                156              93           109          139
1996                 81             102           119          171
1997                445             153           152          229
1998                211             273           223          294




Other Information Concerning the Board or Its Committees

     The Company's Board of Directors has four Committees - Audit, Compensation, Executive and Nominating. The Audit Committee, of which Messrs. Davis, Meehan, Merritt and Murphy are members, meets with the independent auditors and reviews and reports to the Board of Directors on the scope and results of audits. The Compensation Committee, of which Messrs. Meehan, Merritt and Murphy are members, is charged with reviewing officers' compensation and administers the Company's 1967 Employee Stock Purchase Plan, 1990 Stock Option Plan, Restricted Stock Plan and Directors' Option Plan. The Executive Committee, of which Messrs. Davis, Kelley and Murphy are members, is authorized to consider and take action on matters in the absence of a full Board of Directors meeting. The Nominating Committee is charged with considering all nominations (including nominations by stockholders) to the Board of Directors of the Company. During 1997, the Committees met as follows: Audit and Compensation - three times and Nominating - once; the Executive Committee did not meet in 1998.

     During 1998, the Board met four times, and each Director of the Company attended 75% or more of the total number of meetings of the Board held during the year and of the Committees of the Board on which he served.

Certain Relationships and Related Transactions

     Indemnity Agreements between the Company and individual officers and directors have been executed to allow those officers and directors to benefit from New York's indemnification statute. In accordance with the provisions of these Indemnity Agreements, the Company has agreed, subject to limitations, to indemnify and pay the reasonable expenses of officers and directors adjudicated liable in any civil, criminal or other action or proceeding, including any derivative action, for the acts or decisions made by them in good faith while performing services for the Company. Such indemnification would be made by the Company only if authorized by a court, by the Board of Directors or by the stockholders, as specified in the Indemnity Agreements, and any expenses or other amounts paid by way of indemnification, otherwise than by court order or action of the stockholders, would be reported to stockholders as provided by law. No indemnification by the Company would be made to or on behalf of any officer or director if a judgment or other final adjudication adverse to such officer or director established that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Indemnity Agreements also obligate the Company to advance to officers and directors funds to pay the reasonable expenses incurred from time to time before any final determination of their rights to indemnification, subject to repayment to the extent required by the indemnification terms.

     The Company's Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for certain breaches of duty as directors, as permitted by New York law.

     The Company carried Directors' and Officers' Liability Insurance covering directors and officers for amounts up to $3 million in 1998, which was increased to $4 million in 1999.

     The Company has an Employment Contract with David H. Shepard, a director, under which $29,280 was paid to Mr. Shepard in 1998. Mr. Shepard is entitled to receive $30,511 in 1999 and a similar amount, adjusted for inflation, each year thereafter for the remainder of his lifetime under the contract. Additionally, Mr. Shepard received $17,700 in 1998 under a former supplemental pension plan for officers, which he is entitled to receive each year for the remainder of his lifetime.

     During 1998 and in the current year, the Company retained the law firm of Hughes Hubbard & Reed LLP. Edward S. Davis, a director, is a partner of that firm.

     The Company has advanced to officers amounts required to be paid for income taxes related to stock awards under its 1990 Stock Option and Restricted Stock Plans and stock bonuses. In connection therewith, during 1998 and at March 1, 1999, Brian J. Kelley, President and a director, and Mr. Strutt, a Vice President and director, were indebted to the Company in amounts of $107,000 and $127,000, respectively, which indebtedness bears interest at the prime rate during the period outstanding.

     The Company has entered into Executive Severance Agreements (the "Agreements") regarding change in control with Messrs. Kelley, Strutt, Brix, Keefe, Sullivan and one other officer of the Company (individually, the "Executive"; collectively, the "Executives"). Under these Agreements, a
"change in control" occurs if (a) the stockholders of the Company approve (i) any merger or consolidation of the Company (unless the voting stock of the Company outstanding immediately prior thereto continues to represent more than 50% of the combined voting power of the Company or the surviving entity thereafter or at least a majority of the directors of the Company or the surviving entity after the merger or consolidation were directors of the Company prior thereto), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company's assets to any other company or (iii) any plan or proposal for the liquidation or dissolution of the Company, (b) persons who were directors of the Company on November 1, 1995 (the "Incumbent Directors") cease for any reasonto constitute at least a majority of the Board of Directors, provided, however, that any person subsequently becoming a director whose election is approved by a vote of at least a majority of the then Incumbent Directors will be considered an Incumbent Director or (c) any person (other than the Company, its subsidiaries or any employee benefit plan of the Company), together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of 20% or more of the Company's Common Stock. The Agreements provide that the Executive's compensation, responsibilities and employee benefits will not be reduced following a change in control. The Agreements also provide that if the Executive's employment with the Company is terminated under certain circumstances the Executive will continue to receive certain medical, insurance and other employee benefits for a period of two years and will receive a lump sum payment equal to, but limited by the amount deductible for income tax purposes under the Internal Revenue Code, 200% of the sum of (A) the greater of (i) the Executives' annual salary as in effect immediately prior to the termination or (ii) the Executive's salary as in effect immediately prior to the change in control and (B) the greater of (i) the Executive's annual bonus for the prior annual period, including performance bonus, amounts vested under the Company's Restricted Stock Plan and amounts under any other bonus program of the Company (the "Bonus Amounts") or (ii) the average Bonus Amounts for the prior two years. These benefits will be provided to the Executives, other than Mr. Kelley, in the event that the Executive's employment is terminated within two years following a change in control (i) by the Company involuntarily for any reason other than death, disability or cause or (ii) voluntarily by the Executive under certain, limited circumstances, and to Mr. Kelley if his employment is voluntarily or involuntarily terminated (other than for death, disability or cause) within two years following a change in control. Payments to the Executives under the Agreements are limited to such amounts to permit all payments to the Executives to be made by the Company to be
deductible in accordance with Section 280G of the Internal Revenue Code.   The
terms of these Agreements expire on October 16, 2000, unless a change in control has occurred on or prior to such date, in which case the Agreements will continue in effect for two years following the change in control.

     In the event of a change in control, the Company's 1990 Stock Option and Directors' Option Plans provide that all outstanding stock options will become fully exercisable. In the event of a change in control followed by termination of employment, the Company's Restricted Stock Plan provides that the restrictions on shares of the Company's Common Stock previously awarded will terminate.

     Except as described above, no director or officer had any material interest in any material transaction of the Company or any of its subsidiaries during the period from January 1, 1998 to March 1, 1999 or any such proposed transaction, nor had any of their associates.

Section 16(a) Beneficial Ownership Reporting Compliance

     In accordance with Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, officers and any person holding more than ten percent of the Company's Common Stock are required to file reports of ownership and any changes in ownership with the Securities and Exchange Commission, the American Stock Exchange and the Company. The Company believes that all of these filing requirements were satisfied during 1998 by its directors, officers and ten percent holders, except that Messrs. Davis, Mayer, Meehan, Merritt, Murphy and Shepard each made a late filing of one transaction of beneficial ownership on Form 5 and Mr. Strutt made a late filing of one report of beneficial ownership with three transactions. The amended Form 5s and the late report were filed following discovery of the failure to file. In making these statements, the Company has relied on the written representations of its directors and officers and copies of reports they have filed with the Securities and Exchange Commission.

Management recommends a vote FOR the election of the seven nominees to the Board of Directors.

2.   APPROVAL OF AMENDMENT TO THE COMPANY'S 1990 STOCK OPTION PLAN

General

     In July 1990, the stockholders of the Company approved the adoption of the Company's 1990 Stock Option Plan (the "1990 Plan"). Under the 1990 Plan, as amended, an aggregate of 740,000 shares of Common Stock were reserved for issuance pursuant to stock options.

     In March 1999, subject to stockholder approval being sought at the Annual Meeting, the Board of Directors adopted an amendment to the 1990 Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1990 Plan by 145,000 to a total of 885,000 shares.

     As of March 30, 1999, outstanding and unexercised options to purchase 457,200 shares were held by 62 persons, with exercise prices ranging from $2.38 to $10.00 per share and a weighted average exercise price of $5.12 per share. Taking into account the increase of 145,000 shares reserved for the 1990 Plan approved by the Board of Directors and to be submitted for stockholder approval at the Annual Meeting, 175,516 shares will be available for future option grants.

     During 1998, options to purchase an aggregate of 117,150 shares of Common Stock, at an exercise price of $10.00 per share, were granted under the 1990 Plan to all employees as a group (excluding all executive officers), and options to purchase an aggregate of 6,334 shares of Common Stock, at a weighted average exercise price of $2.97 per share, were exercised under the 1990 Plan by this group.

     On March 30, 1999, the closing price on the American Stock Exchange of the Company's Common Stock was $8.06.

     The following table shows, as to (i) the persons identified in the Summary Compensation Table; (ii) each nominee for election as a director who is, or has been in the past, eligible to participate in the 1990 Plan; (iii) any person who has received 5% or more of grants; (iv) all current executive officers as a group; and (v) all employees as a group (excluding all executive officers), the >PAGE> 14 number of shares for which options are outstanding under the 1990 Plan as of March 30, 1999:
                                                            Number of Shares
                                                            For Which Options
     Name of Individual or Group                              Are Outstanding
     Brian J. Kelley ..................................           129,090
     Roy A. Strutt ....................................            64,500
     Kenneth G. Brix ..................................            50,000
     Michael N. Keefe .................................            50,000
     Garrett Sullivan .................................            49,500
     David H. Shepard .................................                 0
     All executive officers as a group (7 persons) ....           386,090
     All employees as a group (excluding all
     executive officers)(56 persons) ..................            71,110

Summary of the Provisions of the Option Plan

     The following summary of the 1990 Plan, including the proposed amendment, is qualified in its entirety by the specific language of the 1990 Plan, a copy of which is attached to this Proxy Statement for stockholder review as Exhibit A.

     The 1990 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee has authority, subject to the terms of the 1990 Plan, to determine the persons to whom options may be granted, the number of shares to be covered by each option and the time or times at which options will be granted, and to interpret the 1990 Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Company, and will not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     Full-time employees, including officers, of the Company and its subsidiaries are eligible to participate in the 1990 Plan. A member of the Committee is not eligible, while a member, to receive an option under the 1990 Plan, but may exercise any options previously granted to him. The approximate number of persons eligible to participate in the 1990 Plan on March 24, 1999 was 90.

     The date of grant of an option under the 1990 Plan will be the date on which the option is awarded by the Committee.

     The option price per share of Common Stock is the closing price of Common Stock recorded on the American Stock Exchange on the day the option is granted or the last trading day prior thereto.

     Each option expires no later than the tenth anniversary of the date of its grant and becomes exercisable in three substantially equal annual installments commencing six months after the date of grant, except that the Committee may include in any option, initially or by amendment at any time, an earlier date or event upon which an option may be exercised if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event may an option be exercisable sooner than six months from the date on which the option is granted. After becoming exercisable, each installment remains exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash
<PAGE. 15
(including cash equivalents) or payroll deductions, any other manner permitted by law and determined by the Committee, or any combination of the foregoing.

     If an optionee ceases, other than by reason of death or retirement, to be employed by the Company or a subsidiary, all options granted to him and exercisable on the date of his termination of employment terminate on the earlier of such options' expiration or three months after the date his employment ends or as otherwise determined by the Committee. Any installments not exercisable on the date of such termination lapse and are thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the 1990 Plan is to be conclusively determined by the Committee.

     If an optionee retires, all options held by him on the date of his retirement shall become exercisable on such date and shall terminate on the earlier of the option's expiration or the first anniversary of the day of his retirement.

     If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of the option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option terminates.

     No option is assignable or transferable by the optionee except by will or by laws of descent and distribution, and during the lifetime of the optionee the option may be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued in or transferred to the name of the optionee and another person jointly with the right of survivorship.

     The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the 1990 Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the 1990 Plan pertains to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event. In the event of a change of control (as defined in the 1990 Plan) all outstanding options will become fully exercisable.

     The Board may discontinue the 1990 Plan at any time and may amend it from time to time. No amendment or discontinuation of the 1990 Plan may adversely affect any award previously granted without the optionee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

Summary of Federal Income Tax Consequences of the 1990 Plan

     The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the 1990 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

     Options granted under the 1990 Plan may be either incentive or non-qualified stock options. Incentive stock options are those that are intended to be treated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). Under the Code, and under Treasury Regulations specifying that an option does not have a readily ascertainable fair market value unless it meets certain conditions not met here, the grant of either an incentive stock option or a non-qualified option under the Plan is not taxed at the time of grant.

     When a non-qualified option is exercised, the excess of the fair market value of the shares received over the option price (the "option spread") is taxable as ordinary income to the option holder. Special rules may apply to the exercise of options by officers and directors.

     The holder of an incentive stock option generally will not be taxed when the option is exercised prior to termination of employment or within specified periods (generally three months) thereafter. However, the option spread will constitute an item of tax preference which may cause an option holder to be subject to the alternative minimum tax. Provided the Common Stock received upon exercise of the incentive stock option is not disposed of within one year of receipt of the shares upon exercise or two years of the date on which the option is granted, the gain on the subsequent disposition will receive capital gains treatment. If the shares acquired upon the exercise of an incentive stock option are disposed of before the end of such holding periods, the option holder will recognize ordinary income in an amount equal to the lesser of (1) the option spread on the date of exercise, or (2) the excess of the amount received upon disposition of the shares over the option price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed as capital gain.

     For a non-qualified option, the Company generally will be entitled to a deduction at the same time and in the same amount that the option holder recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. For an incentive stock option, the Company generally will not be entitled to a deduction upon the exercise of the option. However,if an incentive stock option holder does not satisfy the employment or holding period requirements described above, the Company generally would be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the option holder.

Vote Required and Board of Directors' Recommendation

     The Board of Directors believes that this amendment to the 1990 Plan is in the best interests of the Company, as the availability of an adequate number of shares for issuance pursuant to the 1990 Plan is important to attracting, motivating and retaining qualified personnel essential to the continued success of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required for approval of this proposal. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain will be counted in determining the presence of a quorum but will not be counted as for the amendment. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as for the amendment.

Management recommends a vote FOR the approval of this proposal to increase the number of shares reserved for issuance under the 1990 Plan by 145,000.

3.   ADOPTION OF THE COMPANY'S DIRECTORS' STOCK OPTION PLAN AND
     CONFIRMATION AND APPROVAL OF THE AWARDS THEREUNDER

General

     By unanimous written consent on September 17, 1998, subject to the stockholder adoption and approval being sought at the Annual Meeting, the Board of Directors of the Company approved the Cognitronics Corporation Directors' Stock Option Plan ("the Directors' Plan") and 35,000 shares of the Company's Common Stock were reserved for upon the exercise of options awarded thereunder.

     The purpose of the Directors' Plan is to increase the ownership interest in the Company of non-employee directors and officers whose services are considered essential to the Company's continued progress, to align such interests with those of the stockholders of the Company and to provide a further incentive to serve as a director or officer of the Company.

     Under the Directors' Plan, options to purchase an aggregate of 12,000 shares of the Company's Common Stock were granted during 1998 at an exercise price of $8.25 per share, and there were 23,000 shares available for future option grants at March 30, 1999.

     On March 30, 1999, the closing price of the Company's Common Stock on the American Stock Exchange was $8.06.

     The following table shows, as to (i) each nominee for election as a director who is eligible to participate in the Directors' Plan; (ii) the persons identified in the Summary Compensation Table; (iii) any person who has received 5% or more of grants ; and (iv) all current participants as a group, the number of shares for which options are outstanding under the Directors' Plan as of March 30, 1999:

                                                         Number of Shares
                                                         For Which Options
     Name of Individual or Group                          Are Outstanding
     Edward S. Davis ...................................       2,000
     Jack Meehan .......................................       2,000
     William A. Merritt ................................       2,000
     Timothy P. Murphy .................................       2,000
     David H. Shepard ..................................       2,000
     All current participants as a group (6 persons) ...      12,000

Summary of the Provisions of the Directors' Plan

     The following summary of the Directors' Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Exhibit B.

     The Directors' Plan shall be administered by a committee consisting of no less than two of the Company's directors or chief executive or financial officers (the "Committee") selected by and serving at the pleasure of the Board of Directors, who are "disinterested" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

     The Directors' Plan covers non-employee directors and officers which means a director or officer of the Company who is neither an employee of the Company nor any subsidiary of the Company ("Participant").

     The Directors' Plan provides for an automatic award of an option to purchase 2,000 shares of Common Stock to each person who was a Participant on September 17, 1998, the Effective Date of the Plan, and an annual award of an option to purchase 1,000 shares of Common Stock to each person who is a Participant on August 1 of each subsequent year.

     The option exercise price is 100% of the Fair Market Value per share of Common Stock on the Date of Award, as defined in the Plan.

     Each option shall expire no later than the fifth anniversary of its Date of Award and shall become exercisable on the date one year after the Date of Award, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any option exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is awarded, except when the retirement or death of the optionee occurs within such six-month period. After becoming exercisable, each option shall remain exercisable until its expiration or termination. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents) or any other manner permitted by law as determined by the Committee or any combination of the foregoing.

     If a Participant ceases, other than by reason of death or retirement, to be a director or officer of the Company, all options awarded to him and exercisable on the date he ceases to be a director or officer shall terminate on the earlier of such options' expiration or three months after the date he ceases to be a director or officer or as otherwise determined by the Committee. Any option not exercisable on the date of such termination shall lapse and be thenceforth unexercisable.

     If a Participant retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the day of his retirement.

     If a Participant dies, all options held by him on the date of his death shall become exercisable on the date of his death, may be exercised by his estate, personal representative or beneficiary who acquires the options by will or by the laws of descent and distribution and shall terminate on the earlier of such option's expiration or the first anniversary of the date of his death.

     To the extent an outstanding option expires or terminates unexercised or is canceled or forfeited, the shares subject to the expired, unexercised, canceled or forfeited portion of such option are available again for awards of options under the Directors' Plan.

      Upon the occurrence of a change in control, as defined, all outstanding options become fully exercisable in accordance with the other terms and conditions of the Directors' Plan.

     No option is assignable or transferable by the optionee except by will or by laws of descent and distribution, and, during the lifetime of the optionee, the option may be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued in or transferred to the name of the optionee and another person jointly with the right of survivorship.

     The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Directors' Plan, and the maximum number of shares that may be sold, issued or transferred to a Participant, will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Directors' Plan pertains to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

     The Board may discontinue the Directors' Plan at any time and may amend it from time to time. No amendment or discontinuation of the Directors' Plan may adversely affect any option previously awarded without the optionee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

Summary of Federal Income Tax Consequences of the Directors' Plan

     The Company believes that under present law, the following are the federal tax consequences generally arising with respect to option awards under the Directors' Plan. The award of an option will create no tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction for the same amount. The tax treatment by an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. Any gain or loss on a later disposition of shares acquired through the exercise of an option will constitute capital gain or loss to the optionee equivalent to the difference between the share proceeds and the aforementioned fair market value. The applicable holding period to determine whether such gain is long- or short-term is measured from the date of the option exercise. There will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.

Vote Required and Board of Directors' Recommendation

     The Board of Directors believes that adoption and approval of the Directors' Plan is in the best interests of the Company, as it is important to attracting, motivating and retaining qualified non-employee directors and officers essential to the continued success of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required for approval of this proposal and to confirm and approve the award of options to six persons who were non-employee directors and officers on the Effective Date. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain will be counted in determining the presence of a quorum but will not be counted as for the proposal. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as for the proposal.

Management recommends a vote FOR the approval of this proposal to adopt and approve the Directors' Plan and to confirm and approve the options awarded on the Effective Date

4.   APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP have been selected as independent auditors to audit the Company's financial records for the year ending December 31, 1999, and management recommends that the selection be approved by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. Ernst & Young LLP have audited the Company's financial statements since 1962, and management considers Ernst & Young LLP to be well qualified. Should the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy not approve the selection of Ernst & Young LLP, the Company will interpret that vote as an instruction to seek other auditors. Shares represented at the meeting by proxy which are not voted because the stockholder has elected to abstain will be counted in determining the presence of a quorum but will not be counted as for the selection. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as for the selection.

Management recommends a vote FOR the approval of the selection of Ernst & Young LLP as Independent Auditors of the Company.

5.   OTHER MATTERS

     Proxies will be voted on such other business as may properly come before the Annual Meeting, although as of the date of this proxy statement the only matters which management intends to present or knows that others will present at the meeting or any adjournment thereof are the matters listed in the accompanying notice of meeting. As to other business, if any, which may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

     The entire cost of soliciting proxies will be borne by the Company. It is intended to solicit proxies only by mail. To the extent necessary in order to insure sufficient representation, officers and regular employees of the Company may request the return of proxies in person, or by telegram or telephone.

Stockholder Proposals for the 2000 Annual Meeting of Stockholders

     Any stockholder proposal intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received at the offices of the Company, 3 Corporate Drive, Danbury, Connecticut 06810-4130, on or before
5:00 p.m. on December 14, 1999 whether or not the proposal is to be included in the Company's proxy materials relating to the meeting. Any stockholder proposal for nomination of a person for election to the Board of Directors at the 2000 Annual Meeting must be so received on or before 5:00 p.m. on January 19, 2000. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.

                               By Order of the Board of Directors

                                               /s/Harold F. Mayer
                                                  Harold F. Mayer
                                                        Secretary
Dated:  April 15, 1999

                                                              Exhibit A
                            COGNITRONICS CORPORATION
                       1990 STOCK OPTION PLAN, AS AMENDED
1.   Purpose

     This incentive stock option plan (the "Plan") is intended to provide incentives to executives and other key employees of Cognitronics Corporation (the "Company") and its Subsidiaries by providing them with opportunities for stock ownership under the Plan. "Subsidiary" means any corporation in which the Company or another Subsidiary or both owns 50% or more of the combined voting power of all classes of stock.
 .
2.   Administration

     The Plan shall be administered by a committee of not less than three directors of the Company (the "Committee")selected by, and serving at the pleasure of, its Board of Directors (the "Board"). A director may not serve on the Committee unless he is "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, (or any successor rule thereto).
     The Committee shall have authority, subject to the terms of the Plan, to determine the persons eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms and provisions of the instruments by which options shall be evidenced, and to interpret the Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Board reserves to itself the right to exercise any authority granted to the Committee hereunder.

3.   Eligibility

     Full-time employees, including officers, of the Company or any Subsidiary or both, shall be eligible to participate in the Plan. A member of the Committee shall not be eligible, while a member, to receive an option under the Plan, but may exercise any options previously granted to him.

4.   Stock

     The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to employees under the Plan pursuant to options shall not exceed 920,000 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   Granting of Options

     The "Date of Grant" of an option under the Plan shall be the date on which the option is awarded by the Committee. The grant of any option to any employee shall neither entitle such employee to, nor disqualify him from, participation in any other grant of options.



6.   Terms and Conditions of Options

     Options shall be evidenced by instruments in form approved by the Committee. Such instruments shall conform to the following terms and conditions:

     (a)   Option  price.   The option price per share of Common Stock shall
      be the Fair Market Value of a share of Common Stock on the Date of Grant. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Grant or the last trading day prior thereto.

     (b) Term and exercise of options. Each option shall expire no later than the tenth anniversary of its Date of Grant and shall become exercisable in three substantially equal annual installments commencing on the date six months after the Date of Grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the retirement or death of the optionee occurs
      within such six-month period.   After becoming exercisable, each
      installment shall remain exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents), payroll deductions, any other manner permitted by law as determined by the Committee or any combination of the foregoing.

     (c) Termination of employment. If an optionee ceases, other than by reason of death or retirement, to be employed by the Company or a Subsidiary, all options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such options' expiration or three months after the day his employment ends or as otherwise determined by the Committee. Any installment not exercisable on the date of such termination shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.


     (d) Retirement of optionee. If an optionee retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the day of his retirement.

     (e) Death of optionee. If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option shall terminate.

     (f) Assignability. No option shall be assignable or transferable by the optionee except by will or by laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the optionee and another person jointly with the right of survivorship.

     (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that an optionee represent to the Company in writing, when an option is granted, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   Capital Adjustments

     The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

8.   Incentive Stock Options

     The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, are exercisable for the first time by an individual in any calendar year (under the Plan or any other plan of the Company or any of its parent or subsidiary corporations (as such terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code pursuant to which such incentive stock options may be granted) shall not exceed $100,000.

9.   Term; Amendment of Plan

     The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

10.  Effective Date

     The Plan is in accordance with a Resolution of Stockholders duly approved at an Annual Meeting held on June 21, 1990 and became effective on June 21, 1990. It was amended by a Resolution of Stockholders and by the Board on July 12, 1994 and further amended by a Resolution of Stockholders and by the

Board on May 9, 1996 and by Resolutions of Stockholders on May 14, 1998 and May 13, 1999.

11.  New York State Law

     The Terms of the Plan shall be governed by the laws of the State of New
York.

12.  Change of Control

     Notwithstanding the provisions of Section 6(b) hereof, in the event of a Change in Control, as hereinafter defined, all options held by an optionee shall become exercisable on the date of the Change in Control.

"Change in Control" means an event in which:

     (a) the stockholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any person as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company;

     (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), shall be considered an Incumbent Director; or

     (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

     Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause (c).

                                                                   Exhibit B
                            COGNITRONICS CORPORATION
                          DIRECTORS' STOCK OPTION PLAN



1.   Purpose

The Director' Stock Option Plan (the "Plan") is intended to provide incentives to non-employee directors and officers of Cognitronics Corporation (the "Company") by more closely aligning their compensation with stockholder value.

2.   Administration

The Plan shall be administered by a committee of not less than two of Company's directors, chief executive officer or chief financial officer (the "Committee") selected by, and serving at the pleasure of, its Board of Directors (the "Board"). A director may not serve on the Committee unless he is "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, (or any successor rule thereto).

The Committee shall have authority, subject to the terms of the Plan, to interpret the Plan and make all determinations necessary or advisable for its
administration.   The Committee may consult with legal counsel, who may be
counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Board reserves to itself the right to exercise any authority granted to the Committee hereunder.

3.   Eligibility

All non-employee directors and officers (individually "Participants", collectively "Participants") shall be eligible to participate in the Plan.
A non-employee director or officer means a director or officer who is neither an employee of the Company nor any subsidiary of the Company.

4.   Stock

The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to Participants under the Plan pursuant to options shall not exceed 35,000 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   Awarding of Options

Options shall be awarded to Participants as follows:

  (a)   Upon the Effective Date, an option to purchase 2,000 shares of Common
  Stock.

  (b) On each August 1 subsequent to the Effective Date, an option to purchase 1,000 shares of Common Stock.

The "Date of Award" of an option shall be the date on which the option is awarded under the Plan. The award of any option to any Participant shall neither entitle such Participant to, nor disqualify him from, participation in any other plan for Participants which provides for the issuance of Common Stock.

6.   Terms and Conditions of Options

Options shall be evidenced by instruments in form approved by the Committee. Such instruments shall conform to the following terms and conditions:

  (a)   Option price.   The option price per share of Common Stock shall be the
  Fair Market Value of a share of Common Stock on the Date of Award. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Award or the last trading day prior thereto.

  (b) Term and exercise of options. Each option shall expire no later than the fifth anniversary of its Date of Grant and shall become exercisable on the date one year after the Date of Grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any option exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the retirement or death of the optionee occurs within such six-month period. After becoming exercisable, each option shall remain exercisable until its expiration or termination. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents) or any other manner permitted by law as determined by the Committee or any combination of the foregoing.

  (c) Termination of Participant. If Participant ceases, other than by reason of death or retirement,to be a director or officer of the Company, all options awarded to him and exercisable on the date of he ceases to be director or officer shall terminate on the earlier of such options' expiration or three months after the day he ceases to be a director or officer or as otherwise determined by the Committee. Any option not exercisable on the date of such termination shall lapse and be thenceforth unexercisable.

  (d) Retirement of Participant. If a Participant retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the date of his retirement.

  (e) Death of Participant. If a Participant dies, all options held by him on the date of his death shall become exercisable on the date of his death, may be exercised by his estate, personal representative or beneficiary who acquires the options by will or by the laws of descent and distribution and shall terminate on the earlier of such option's expiration or the first anniversary of the date of his death.

  (f) Assignability. No option shall be assignable or transferable by the Participant except by will or by laws of descent and distribution, and during the lifetime of the Participant the option shall be exercisable only by him. At the request of a Participant, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the Participant and another person jointly with the right of survivorship.

  (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when an option is awarded, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   Capital Adjustments

The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to a Participant, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

8.  Change of Control

Notwithstanding the provisions of Section 6(b) hereof, in the event of a Change in Control, as hereinafter defined, all options held by a Participant shall become exercisable on the date of the Change in Control.

"Change in Control" means an event in which:

  (a) the stockholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any person as a single plan) of all or substantially all of the assets of the Company or
  (iii) any plan or proposal for the liquidation or dissolution of the Company;

  (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), shall be considered an Incumbent Director; or

  (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause (c).

9.   Term; Amendment of Plan

The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously without the Participant's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

10.  Effective Date

The Plan is in accordance with a Resolution of the Board duly adopted and approved by unanimous written consent on September 17, 1998 (the "Effective Date") and a Resolution of Stockholders on May 13, 1999.

11.  New York State Law

The Terms of the Plan shall be governed by the laws of the State of New York.

COGNITRONICS CORPORATION
PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints B.J. Kelley, T.P. Murphy and D.H. Shepard as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of Common Stock of Cognitronics Corporation held of record by the undersigned on March 30, 1999 at the Annual Meeting of Stockholders to be held at the offices of the Company at 3 Corporate Drive, Danbury, Connecticut, on May 13, 1999 at 10:00 a.m., and any adjournment thereof.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4.

COGNITRONICS CORPORATION
P.O. BOX 11257
NEW YORK, NY 10203-0257

(Continued and to be signed on reverse side)

1. ELECTION OF DIRECTORS

   FOR all nominees listed below ___

   WITHHOLD AUTHORITY to vote for all nominees listed below ___

   EXCEPTIONS ___

Nominees: E.S. Davis, B.J. Kelley, J. Meehan, W.A. Merritt, T.P.
Murphy, D.H. Shepard and R.A. Strutt

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name above.)

2. TO APPROVE A PROPOSAL TO AMEND THE COMPANY'S 1990 STOCK OPTION PLAN to increase the number of shares reserved for issuance thereunder by 145,000.

   FOR ___      AGAINST ___      ABSTAIN ___

3. TO APPROVE A PROPOSAL TO ADOPT AND APPROVE THE COMPANY'S DIRECTORS' STOCK OPTION PLAN for non-employee directors and officers and confirm and approve the awards thereunder.

   FOR ___      AGAINST ___      ABSTAIN ___

4. TO APPROVE THE SELECTION OF ERNST & YOUNG LLP as independent auditors of the Company.

   FOR ___      AGAINST ___      ABSTAIN ___

5. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting, including any adjournment thereof.


Change of Address and or Comments Mark Here ___


Please sign exactly as name appears at left. When shares are held by joint tenants, each should sign. When signing as attorney, or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________, 1999

______________________________________________
Signature

______________________________________________
Signature if held jointly

Votes must be indicated (X) in Black or Blue ink.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.